UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  April 4, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
         (Registrant's telephone number)

              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

American Airlines, Inc. is filing herewith a press release issued on April 4, 2012 as Exhibit 99.1, which is included herein.  This press release was issued to report March traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  April 4, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

CONTACT:                                     Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, April 4, 2012

AMERICAN AIRLINES REPORTS MARCH TRAFFIC

FORT WORTH, Texas – American Airlines reported a March load factor of 82.5 percent, an increase of 2.2 points versus the same period last year. Traffic increased by 1.3 percent, while capacity was lower by 1.4 percent year-over-year.
International traffic increased by 3.5 percent relative to last year as capacity increased by 0.3 percent, resulting in an increase in international load factor of 2.5 points versus March of last year. Domestic load factor was 84.3 percent, an increase of 2.1 points year-over-year. Domestic capacity and traffic were 2.6 percent and 0.1 percent lower year-over-year respectively.

American boarded 7.6 million passengers in March.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	March
	2012	2011	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	10,796,538	10,658,671	1.3%
D.O.T. DOMESTIC	6,612,815	6,616,248	(0.1)
INTERNATIONAL	4,183,723	4,042,423	3.5
ATLANTIC	1,283,571	1,258,452	2.0
LATIN AMERICA	2,260,281	2,219,626	1.8
PACIFIC	639,871	564,345	13.4
AVAILABLE SEAT MILES (000)
SYSTEM	13,092,492	13,283,876	(1.4)%
D.O.T. DOMESTIC	7,847,371	8,054,648	(2.6)
INTERNATIONAL	5,245,121	5,229,228	0.3
ATLANTIC	1,622,785	1,759,184	(7.8)
LATIN AMERICA	2,841,080	2,719,291	4.5
PACIFIC	781,256	750,753	4.1
LOAD FACTOR
SYSTEM	82.5%	80.2%	2.2	Pts
D.O.T. DOMESTIC	84.3	82.1	2.1
INTERNATIONAL	79.8	77.3	2.5
ATLANTIC	79.1	71.5	7.6
LATIN AMERICA	79.6	81.6	(2.1)
PACIFIC	81.9	75.2	6.7
PASSENGERS BOARDED	7,602,079	7,422,002	2.4%

SYSTEM CARGO TON MILES (000)	168,363	162,894	3.4%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	YEAR-TO-DATE March
	2012	2011	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	29,948,641	29,156,315	2.7%
D.O.T. DOMESTIC	18,008,044	17,842,281	0.9
INTERNATIONAL	11,940,597	11,314,034	5.5
ATLANTIC	3,474,288	3,338,314	4.1
LATIN AMERICA	6,702,095	6,446,824	4.0
PACIFIC	1,764,214	1,528,895	15.4
AVAILABLE SEAT MILES (000)
SYSTEM	37,900,339	37,837,819	0.2%
D.O.T. DOMESTIC	22,448,010	22,779,479	(1.5)
INTERNATIONAL	15,452,329	15,058,340	2.6
ATLANTIC	4,722,730	4,964,779	(4.9)
LATIN AMERICA	8,458,804	8,063,894	4.9
PACIFIC	2,270,796	2,029,666	11.9
LOAD FACTOR
SYSTEM	79.0%	77.1%	2.0	Pts
D.O.T. DOMESTIC	80.2	78.3	1.9
INTERNATIONAL	77.3	75.1	2.1
ATLANTIC	73.6	67.2	6.3
LATIN AMERICA	79.2	79.9	(0.7)
PACIFIC	77.7	75.3	2.4
PASSENGERS BOARDED	20,787,766	20,108,121	3.4%

SYSTEM CARGO TON MILES (000)	444,417	439,054	1.2%

About American Airlines

American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol "AAMRQ" on the OTCQB marketplace, operated by OTC Markets Group.

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

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Current AMR Corp. news releases can be accessed at http://www.aa.com